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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated March 1, 2002, accompanying the consolidated financial statements included in the Annual Report of Schlotzsky's, Inc. on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Schlotzsky's, Inc. on Forms S-8 (File No. 333-57077, effective June 17, 1998 and File No. 333-37785, effective October 14, 1997 and File No. 333-03809, effective May 15, 1996).


GRANT THORNTON LLP

Dallas, Texas
March 1, 2002